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                                                                     Exhibit 5.3


                    [LETTERHEAD OF RICHARDS, LAYTON & FINGER]


                                  July 20, 1999







BEC Funding LLC
800 Boylston Street, 35th Floor
Boston, Massachusetts 02199

               Re:  BEC Funding LLC - Legality of Notes
                    -----------------------------------


Ladies and Gentlemen:

          We have acted as special Delaware counsel for Boston Edison Company, a Massachusetts corporation ("Boston Edison"), and BEC Funding LLC, a Delaware limited liability company (the "Company"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

          (a) The Certificate of Formation of the Company, dated January 29, 1999 (the "LLC Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on January 29, 1999;

          (b) The Limited Liability Company Agreement of the Company, dated as of March 10, 1999 (the "LLC Agreement"), executed by Boston Edison, as the sole member of the Company;



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BEC Funding LLC
July 20, 1999
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          (c)  The form of Management Agreement, to be executed by each member of the Management Committee of the Company, including the Independent Directors;

          (d) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "SEC") on March 19, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed by the Company with the SEC on May 27, 1999, as further amended by Pre-Effective Amendment No. 2 thereto filed by the Company with the SEC on July 14, 1999, and as further amended by Pre-Effective Amendment No. 3 thereto to be filed by the Company with the SEC on or about July 20, 1999;

          (e) The form of Note Indenture, to be executed by the Company and The Bank of New York, as note trustee, attached as an exhibit to the Registration Statement pursuant to which the Notes are to be issued;

          (f) The form of Note Purchase Agreement, to be executed by the Company and Massachusetts RRB Special Purpose Trust BEC-1, a Delaware business trust; and

          (g) A Certificate of Good Standing for the Company, dated July 20, 1999, obtained from the Secretary of State.

          Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement. The documents listed in paragraphs (e) and
(f) above are hereinafter collectively referred to as the "Transaction
Documents."

          We have not reviewed any documents other than the documents listed above, which we believe are all the documents necessary or appropriate for us to have considered for purposes of rendering the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.



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BEC Funding LLC
July 20, 1999
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          For purposes of this opinion, we have assumed that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement and the LLC Certificate have not been amended, except to the extent provided in paragraph 1 below, the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation and the legal capacity of natural persons who are signatories to the documents examined by us, except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and except to the extent provided in paragraph 3 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

          2. Under the Delaware Limited Liability Company Act, 6 DEL. C. ss. 18-101, et seq. (the "LLC Act") and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents and issue the Notes, and to perform its obligations under the Transaction Documents and the Notes.

          3. Under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Transaction Documents and the Notes, and the performance by the Company of its obligations under the Transaction Documents and the


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BEC Funding LLC
July 20, 1999
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Notes, has been duly authorized by all necessary limited liability company action on the part of the Company.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                             Very truly yours,




                                             /s/ RICHARDS, LAYTON & FINGER